POWER OF ATTORNEY

Each Trustee of the Edward Jones Money Market Fund (hereafter the “Fund”), whose signature appears below, does hereby constitute and appoint Ryan T. Robson, Helge K. Lee, Aaron J. Masek, and Alan J. Herzog, each an officer of the Fund, each individually with power of substitution or resubstitution, her true and lawful attorneys in fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Fund and relating to compliance by the Fund with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter the “SEC”) in respect thereof, filing by the Fund of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, including applications for exemptive order rulings (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee of the Fund any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

Effective Date:
October 11, 2018

/s/ Lena Haas
Lena Haas